SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3000 N.W. 107th Avenue

Miami, Florida 33172

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2008

To the Shareholders of Perry Ellis International, Inc.:

The 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Perry Ellis International, Inc., a Florida corporation (the “Company” or “Perry Ellis”), will be held at our principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 11:00 A.M. on June 12, 2008 for the following purposes:

1.	To elect directors of the Company, one of which to serve until the 2011 Annual Meeting of Shareholders and one of which to serve until the 2009 Annual Meeting of Shareholders; and

2.	To consider and to vote upon a proposal to amend and restate the Company’s 2005 Long-Term Incentive Compensation Plan; and

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 29, 2008 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Fanny Hanono,

Secretary

Miami, Florida

May 8, 2008

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. “STREET NAME” SHAREHOLDERS WHO WISH TO VOTE THEIR SHARES IN PERSON WILL NEED TO OBTAIN A PROXY FROM THE PERSON IN WHOSE NAME THEIR SHARES ARE REGISTERED.

i

PERRY ELLIS INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2008

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the board of directors of Perry Ellis International, Inc., a Florida corporation (the “Company” or “Perry Ellis”), of proxies from the holders of our common stock, par value $.01 per share, for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 11:00 A.M. on June 12, 2008, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.

The approximate date this proxy statement and the enclosed form of proxy are first being sent to shareholders is May 8, 2008. Shareholders should review the information provided herein in conjunction with our Annual Report to Shareholders that accompanies this proxy statement. Our principal executive offices are located at 3000 N.W. 107th Avenue, Miami, Florida 33172, and our telephone number is (305) 592-2830.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our board of directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation with the solicitation of proxies, although it may do so if deemed appropriate. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1.	To elect directors of the Company, one to serve until the 2011 Annual Meeting of Shareholders and one to serve until the 2009 Annual Meeting of Shareholders; and

2.	To consider and to vote upon a proposal to amend and restate the Company’s 2005 Long-Term Incentive Compensation Plan; and

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” the election of the respective nominees for director named in the Section titled “Election of Directors,” (b) “FOR” the approval of the Amendment and Restatement of the Company’s 2005 Long-Term Incentive Compensation Plan (the “Amended and Restated Plan”) and (c) “FOR” the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. The board of directors knows of no other business that may properly come before the Annual Meeting; however, if other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Our board of directors has set the close of business on April 29, 2008, as the record date for determining which of our shareholders are entitled to notice of, and to vote, at the Annual Meeting. As of the record date, there were approximately 15,401,844 shares of common stock that are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this proxy statement. If a Shareholder provides specific voting instructions, his or her shares will be voted as instructed. If a Shareholder holds shares in his or her name and returns a properly executed proxy without giving specific voting instructions, the shareholder’s shares will be voted FOR Proposals 1, 2 and 3, as recommended by the Company’s Board of Directors. If less than a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner’s shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting either in person or by proxy will not be counted in the vote on any matters addressed at the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

Our amended and restated articles of incorporation provide that the board of directors be divided into three classes. Each class of directors serves a staggered three-year term. Ronald L. Buch, Salomon Hanono and Linda Platzner hold office until the 2008 Annual Meeting. Oscar Feldenkreis, Joe Arriola and Joseph P. Lacher hold office until the 2009 Annual Meeting. George Feldenkreis, Leonard Miller and Gary Dix hold office until the 2010 Annual Meeting. Joseph Natoli was appointed to serve on the board in December 2007 and appointed to the class of directors whose term expires in 2008. Although Mr. Buch served in the class of directors with a term that expires in 2008, after discussions with Mr. Buch, we have decided to increase the size of that class that expires in 2009 by one member and nominate Mr. Buch to this class, and reduce the class with a term that will expire in 2011 by one person.

At the Annual Meeting, two directors will be elected by the shareholders; one to serve until the Annual Meeting to be held in 2009 and one to serve until the Annual Meeting to be held in 2011, or until their successors are duly elected and qualified. The nominating committee is actively considering candidates for the remaining positions in the class whose term will expire in 2011. The accompanying form of proxy when properly executed and returned to us, will be voted FOR the election as directors of the two persons named below to the class of directors set forth opposite each of their respective names, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons in each class of directors than the number of nominees named in this Proxy Statement who are nominated for election to each such class. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by our board of directors.

Nominees

The persons nominated as directors are as follows:

Name	Age	Position with the Company	Term Expires	Term of Class Expires
Ronald L. Buch (2)(4)(5)	73	Director	2008	2009	(6)
Joseph Natoli (1)(2)(4)	52	Director	2008	2011

(1)	Member of Audit Committee.
(2)	Member of Corporate Governance Committee.
(3)	Member of Investment Policy Committee.
(4)	Member of Nominating Committee.
(5)	Member of Compensation Committee.
(6)	Ronald Buch’s current term expires 2008. After discussion with Mr. Buch, he is standing for election in the class of directors with a term that expires in 2009.

Ronald L. Buch was elected to our board of directors in 1996. Prior to his retirement in 1995, Mr. Buch was employed by K-Mart Corporation, a national retail chain, for over 39 years, most recently as Vice President and General Merchandise Manager.

Joseph Natoli was appointed to our board of directors in December 2007. Mr. Natoli currently serves as Senior Vice President and Chief Financial Officer of the University of Miami, where he has direct responsibility over multiple financial and operational areas of the university. From 2004 to 2006, Mr. Natoli held senior leadership positions at Philadelphia Newspapers LLC. From 2001 to 2003, Mr. Natoli was President and publisher of the San Jose Mercury News. From 1994 to 2001, Mr. Natoli was President of the Miami Herald.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Management

Set forth below is certain information concerning our directors who are not currently standing for election and our other executive officers who are not directors:

Name	Age	Position with the Company	Term Expires
Directors
George Feldenkreis	72	Chairman of the Board, and Chief Executive Officer	2010
Oscar Feldenkreis	48	Vice Chairman of the Board, President and Chief Operating Officer	2009
Gary Dix (1)(2)(3)(4)	60	Director	2010
Leonard Miller (2)(4)(5)	78	Director	2010
Joseph P. Lacher (1)(2)(3)(4)(5)	62	Director	2009
Joe Arriola (2)(3)(4)(5)	61	Director	2009

Other Executive Officers
Fanny Hanono	46	Secretary – Treasurer	N/A
Stephen Harriman	50	President, Bottoms Division	N/A
Thomas D’Ambrosio	47	Interim Chief Financial Officer and Corporate Controller	N/A
Paul Rosengard	49	Group President, Perry Ellis and Premium Brands	N/A
Cory Shade	42	Senior Vice President and General Counsel	N/A

(1)	Member of Audit Committee.
(2)	Member of Corporate Governance Committee.
(3)	Member of Investment Policy Committee.
(4)	Member of Nominating Committee.
(5)	Member of Compensation Committee.

George Feldenkreis founded the Company in 1967, has been involved in all aspects of our operations since that time and served as our President and a director until February 1993, at which time he was elected Chairman of the Board and Chief Executive Officer (the “CEO”). He is a member of the board of directors of the Greater Miami Jewish Federation, a trustee of the Simon Wiesenthal Board, a member of the board of directors of the American Apparel and Footwear Association and is a trustee of the University of Miami. He is also a director of Federal Mogul Corporation.

Oscar Feldenkreis was elected our Vice President and a director in 1979 and joined us on a full-time basis in 1980. Mr. Feldenkreis has been involved in all aspects of our operations since that time and was elected President and Chief Operating Officer (the “COO”) in February 1993 and elected Vice Chairman in March 2005. He is a member of the Greater Miami Jewish Federation.

Joe Arriola was appointed to our board of directors in 2006. In 1972, Mr. Arriola founded Avanti-Case Hoyt, a commercial printing company, and served as its President until 2001. From 2003 to 2006, he was Manager for the City of Miami. Between August 2006 and December 2006, he was the Managing Partner of MBF Healthcare Partners, a private equity firm, from which he retired. Since September 2007, Mr. Arriola has been the President and CEO of Pullmantur Cruises, the largest cruise line in Spain.

Gary Dix was elected to our board of directors in 1993. Since February 1994, Mr. Dix, a certified public accountant, has been a partner at Mallah Furman & Company, P.A., an accounting firm. From 1979 to January 1994, Mr. Dix was a partner of Silver Dix & Hammer, P.A., another accounting firm.

Joseph P. Lacher was elected to our board of directors in 1999. From 1991 until his retirement in 2005, Mr. Lacher was State President for Florida Operations of BellSouth Telecommunications, Inc., a

telecommunications company. From 1967 through 1990, Mr. Lacher served in various management capacities at AT&T corporate headquarters and at Bellsouth. Mr. Lacher was Chairman of Great Florida Bank through December 2006. He is a director of TECO Energy, Inc., United Way of South Florida and Goodwill of South Florida, and trustee of St. Thomas University.

Leonard Miller was elected to our board of directors in 1993. Mr. Miller was Vice President and Secretary of Pasadena Homes, Inc., a home construction firm, until he retired in 2002 from these positions, which he had held since 1959.

Thomas D’Ambrosio assumed the role of interim CFO in May 2007 following Mr. George Pita’s resignation as CFO until a permanent successor is named. Mr. D’Ambrosio has been the Senior Vice President and Corporate Controller of Perry Ellis since June 2005. Previously, he served as Vice President of Finance at Office Depot and as a Divisional Controller of Blockbuster Entertainment.

Fanny Hanono was elected our Secretary-Treasurer in September 1990 and, additionally, has been performing services for us in the areas of Human Resources and Accounts Payable since April 2003. From September 1988 to August 1990, Ms. Hanono served as our Assistant Secretary and Assistant Treasurer. From 1988 until February 2001, Ms. Hanono was employed by GFX. From February 2001 through December 2001, Ms. Hanono served as a Vice President of SPX.

Stephen Harriman was appointed President, Bottoms Division in 2006. Since 1995, Mr. Harriman has been responsible for sourcing of our bottom products. Prior to 1995, Mr. Harriman was a buyer for Marshall’s, an off-price family apparel and home fashions retailer.

Paul Rosengard was appointed Group President, Perry Ellis and Premium Brands in 2005. From 1987 to 2005, Mr. Rosengard held various positions at Randa Corp., a vertically integrated men’s dress furnishing and accessories manufacturer, most recently serving as Executive Vice President.

Cory Shade was appointed Senior Vice President and General Counsel in 2006. Between 2002 and 2006, Ms. Shade was General Counsel of BG Investments, an investment company. From 2000 through 2002, Ms. Shade was a corporate attorney at the law firm of Kilpatrick Stockton LLP. From 1998 through 2000, Ms. Shade was General Counsel of First Com Corporation, a telecommunications company, that merged into AT&T Latin America Corp. From 1996 through 1998, Ms. Shade was a corporate attorney at the law firm of Steel, Hector & Davis LLP, now known as Squire Saunders & Dempsey LLP.

George Feldenkreis is the father of Oscar Feldenkreis, our Vice Chairman, President and Chief Operating Officer and a director, and Fanny Hanono, our Secretary-Treasurer. There are no other family relationships among our directors and executive officers.

Our executive officers are elected annually by our board of directors and serve at the discretion of our board of directors. Our directors hold office until the third succeeding Annual Meeting of Shareholders after their respective election, unless otherwise stated, and until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE

Board Responsibilities, Structure and Requirements

The board oversees, counsels and directs management in our long-term interests of us and those of our shareholders. The board’s responsibilities include:

•	Selecting and regularly evaluating the performance of the CEO and other executive officers;

•	Reviewing and approving our major financial objectives and strategic and operating plans, business risks and actions;

•	Overseeing the conduct of our business to evaluate whether the business is being properly managed; and

•	Overseeing the processes for maintaining the integrity of our financial statements and other publicly disclosed information in compliance with law.

During the fiscal year ended January 31, 2007 (“fiscal 2007”), the board created the position of “lead director” and elected Joseph P. Lacher as the lead director, who continues to serve in this position. The responsibilities of the lead director are as follows:

•	Presiding at all executive sessions of the meetings of the board of directors without any management members present;

•	Serving as a liaison between the Chairman and the independent directors; and

•	Calling meetings of the independent directors.

All directors are required to own at least 500 shares of our common stock within three years after election to our board. In addition, we encourage our directors to attend formal training programs in areas relevant to the discharge of their duties as directors. We reimburse directors for all expenses they incur in attending such programs.

All of our directors are expected to comply with our Code of Business Conduct and Ethics and our Insider Trading Policy. During the fiscal year ended January 31, 2008 (“fiscal 2008”), we also adopted an annual self-assessment policy for our board.

Meetings and Committees of the Board of Directors

The board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate. During fiscal 2008, our board of directors held four meetings. During fiscal 2008, no director attended less than 75% of the meetings of the board of directors and applicable committees on which they served. We strongly encourage all directors to attend the Annual Meeting of Shareholders. All of our directors attended the 2007 Annual Meeting of Shareholders.

The board delegates various responsibilities and authority to different board committees. Committees regularly report on their activities and actions to the full board. The committees of the board of directors are the Audit Committee (the “Audit Committee”), the Compensation Committee (the “Compensation Committee”), the Corporate Governance Committee (the “Corporate Governance Committee”), the Nominating Committee (the “Nominating Committee”) and the Investment Policy Committee (the “Investment Policy Committee”). The board has determined that each member of the Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee is an independent director in accordance with the standards adopted by the Financial Industry Regulatory Authority (“FINRA”) and The Nasdaq Stock Market, Inc. (“NASDAQ”), except that our board has not yet met to make an independence determination with respect to our newest director, Mr. Natoli. We have determined, however, that Mr. Natoli meets all objective criteria to serve as an independent director as established by the FINRA, NASDAQ and the Securities and Exchange Commission (the “Commission”). Our board or the applicable committee has adopted written charters for the Audit, Compensation, Nominating and Corporate Governance Committees and has adopted corporate governance guidelines that address the composition and duties of the board and its committees. The charters for the Audit, Compensation, Corporate Governance and Nominating Committee and corporate governance guidelines are posted in the “Investor Relations” section of our website at www.pery.com , and each is available in print, without charge, to any shareholder. Each of the committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

Audit Committee

The Audit Committee is presently comprised of Joseph P. Lacher, Chairman of the committee, Gary Dix, Linda Platzner and Joseph Natoli. The Audit Committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the selection and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our board of directors have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered accounting firm, including any recommendations to improve the system of accounting and internal controls. The Audit Committee met on four occasions during fiscal 2008. In addition, the Audit Committee participated in conference calls during fiscal 2008 with members of management and our independent registered public accounting firm to review and pre-approve earnings’ press releases and our quarterly and annual periodic reports before their issuance.

The Audit Committee is comprised of outside directors who are not officers or employees of us or our subsidiaries. In the opinion of the board of directors, except as set forth below, all of the members of the Audit Committee are “independent” as that term is defined in the FINRA listing standards and the rules and regulations of the Commission and these directors are independent of management and free of any relationships that would interfere with their exercise of independent judgment as members of the Audit Committee. Additionally, the Audit Committee includes two members who have been determined by our board of directors to meet the qualifications of “Audit Committee Financial Expert” in accordance with the Commission’s rules. The board of directors has designated Joseph P. Lacher and Gary Dix as “Audit Committee Financial Experts”. We believe that Joseph Natoli also meets the FINRA’s and Commission’s standards and rules for “independence” and for an “Audit Committee Financial Expert”. The Board, however, has not yet formally made this determination or designated him as an additional Audit Committee Financial Expert.

Deloitte & Touche LLP, our independent registered public accounting firm, reports directly to the Audit Committee. Our internal audit department also reports directly to the Audit Committee through the Director of Internal Audit. The Audit Committee, consistent with Sarbanes Oxley and the Commission’s rules adopted thereunder, meets with management and the auditors prior to the filing of our periodic reports. The Audit Committee has also adopted a policy and procedures for reporting improper activity to enable confidential and anonymous reporting of improper activities to the Audit Committee and the treatment of such reported activity.

Compensation Committee

The Compensation Committee is comprised of Joseph P. Lacher, presently Chairman of the committee, Joe Arriola, Ronald L. Buch, and Leonard Miller. The Compensation Committee determines the goals and objectives, and makes determinations regarding the salary and bonus for the CEO, approves salaries and bonuses for the other executive officers, administers our incentive compensation plans and makes recommendations to the board of directors and senior management regarding our compensation programs. The Compensation Committee held five meetings during fiscal 2008.

Corporate Governance Committee

The Corporate Governance Committee is presently comprised of Joe Arriola, Ronald L. Buch, Gary Dix, Joseph P. Lacher, Leonard Miller, Joseph Natoli and Linda Platzner. The Corporate Governance Committee is responsible for evaluating our governance and the governance of our board and its committees, monitoring our compliance and that of the board and its committees with our corporate governance guidelines, evaluating our corporate governance guidelines and reviewing those matters that require the review and consent of the independent directors of the board and that are not otherwise within the responsibilities delegated to another committee of the board. The Corporate Governance Committee met two times in fiscal 2008.

Nominating Committee

The Nominating Committee is presently comprised of Joe Arriola, Ronald L. Buch, Gary Dix, Joseph P. Lacher, Leonard Miller, Joseph Natoli and Linda Platzner. The committee assists the board of directors, on at least an annual basis, by identifying individuals qualified to become board members, and recommending to the board the director nominees for the next Annual Meeting of Shareholders. The Nominating Committee met once in fiscal 2008.

Pursuant to its charter, the committee has determined that it will consider a number of factors in evaluating candidates for the board of directors, such as:

•	The candidate’s ability to comprehend our strategic goals and to help guide us towards the accomplishment of those goals;

•	The history of the candidate in conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics;

•	The candidate’s time availability for in-person participation at board of directors and committee meetings;

•	The candidate’s judgment and business experience with related businesses or other organizations of comparable size;

•

The knowledge and skills the candidate would add to the board of directors and its committees, including the candidate’s knowledge of Commission and FINRA regulations, and accounting and financial reporting requirements;

•	The candidate’s ability to satisfy the criteria for independence established by the Commission and the FINRA; and

•	The interplay of the candidate’s experience with the experience of other board members.

The committee will consider a candidate recommended by a shareholder, provided that the shareholder mails a recommendation to us that contains the following:

•	The recommending shareholder’s name and contact information;

•	The candidate’s name and contact information;

•	A brief description of the candidate’s background and qualifications, taking into account the qualification factors set forth above;

•	The reasons why the recommending shareholder believes the candidate would be well suited for the board of directors;

•	A statement by the candidate that the candidate is willing and able to serve on the board of directors; and

•	A brief description of the recommending shareholder’s ownership of our common stock and the term during which such shares have been held.

In making its determination whether to recommend that the board of directors nominate a candidate who has been recommended by a shareholder, the committee will consider, among other things, (a) the appropriateness of adding another director to the board of directors and (b) the candidate’s background and qualifications. The committee may conduct an independent investigation of the background and qualifications of a candidate recommended by a shareholder, and may request an interview with the candidate. The committee will not determine whether to recommend that the board of directors nominate a candidate until the committee completes what it believes to be a reasonable investigation, even if that delays the recommendation until after it is too late for the candidate to be nominated with regard to a particular meeting of shareholders. When the committee determines not to recommend that the board of directors nominate a candidate, or the board determines to nominate or not to nominate a candidate, the committee will notify the recommending shareholder and the candidate of the determination.

Investment Policy Committee

The Investment Policy Committee is comprised of Gary Dix, Chairman of the committee, Joe Arriola, Salomon Hanono and Joseph P. Lacher. The Investment Policy Committee’s function is to oversee and administer the retirement plan and the pension plan acquired as a result of our acquisition of Perry Ellis Menswear, LLC in 2003 and our 401(k) plan. The Investment Policy Committee met on three occasions during fiscal 2008.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee (i) has ever been an officer or employee of us, (ii) had any relationship requiring disclosure by us under Commission rules, or (iii) is an executive officer of another entity where one of our executive officers serves on the board of directors.

Director Independence

The board has determined that a majority of its members are “independent” in accordance with FINRA standards. In determining the independence of directors, our board of directors considered information regarding the relationships between each director and his or her family and us. Our board of directors made its determinations under the listing requirements of the FINRA. The FINRA independence definition includes a series of objective tests, such as the director is not our employee and has not engaged in various types of business dealings with us. As required by the FINRA listing requirements, our board of directors made a subjective determination as to each independent director that no relationships exist that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. After reviewing the information presented to it, our board of directors concluded that Joe Arriola, Ronald L. Buch, Gary Dix, Joseph P. Lacher, Leonard Miller, and Linda Platzner satisfied the FINRA standards of independence. Based on a questionnaire provided by Joseph Natoli, who was recently added to the board, we believe that he also meets all objective criteria required to be designated as an independent director. Our board, however, has not yet had a chance to meet and make a formal determination regarding his independence. The board’s independence determination included the review of the relationship between Gary Dix and us. Mr. Dix is a partner in the accounting firm of Mallah Furman & Company, P.A., that provides accounting services to certain members of the Feldenkreis family. Neither Mr. Dix nor Mallah Furman provided accounting and/or other services to us in fiscal 2008. The board considered the nature of the services and the fees paid in relation to the firm’s total revenue and determined that Mr. Dix was independent.

In addition to the FINRA standards for independence, the directors who serve on the Audit Committee each satisfy standards established by the Commission providing that to qualify as “independent” for the purposes of serving on the Audit Committee, members of the Audit Committee may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us other than their director compensation.

Shareholder Communication with the Board of Directors

Our board of directors has established a procedure that enables shareholders to communicate in writing with members of the board of directors. Any such communication should be addressed to Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, Florida 33172, Attention: General Counsel. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire board of directors. Under the procedures established by our board of directors, upon receipt of such communications, our General Counsel will log receipt of such communications and send a copy of all communications that the General Counsel believes are bona fide and require attention to each member of our board of directors, identifying each one as a communication received from a shareholder. The General Counsel will also periodically provide our board of directors with a summary of all communications received and any responsive actions taken. Absent unusual circumstances, at the next regularly scheduled meeting of our board of directors held more than two days after a communication has been distributed, the board of directors will consider the substance of any communication that any director wants to discuss.

Corporate Governance Guidelines

The board has adopted Corporate Governance Guidelines. The Corporate Governance Committee is responsible for overseeing these guidelines and making recommendations to the board concerning corporate governance matters. Among other matters, the guidelines address the following items concerning the board and its committees:

•	Director qualifications generally and guidelines on the composition of the board and its committees;

•	Director responsibilities and the standards for carrying out such responsibilities;

•	Board committee requirements;

•	Director compensation;

•	Director access to management and independent advisors;

•	Director orientation and continuing education requirements; and

•	CEO evaluation, management succession and CEO compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Our Audit Committee and our Corporate Governance Committee share the responsibility for the review and approval of “related party transactions” between us and our officers, directors or other related persons. Under Commission rules, a related person is a director, officer, nominee for director or 5% or greater shareholder of us since the beginning of our last fiscal year and their immediate family members. Our written policies require the review and approval of these related party transactions by committees of independent directors. It is the responsibility of each director and officer to bring any related party transactions to our attention before we enter into the transaction. In addition, we circulate written questionnaires to our officers and directors each year that ask for information about related party transactions. In reviewing and approving related party transactions, directors of either the Audit Committee or the Corporate Governance Committee who do not have an interest in the transaction consider the relevant facts and determine whether the transaction is not less favorable to us than could have been obtained by us in arm’s-length negotiations with unaffiliated persons.

We lease approximately 66,000 square feet of space from our CEO. The space is comprised of approximately 16,000 square feet for administrative offices, approximately 45,000 square feet for warehouse distribution and approximately 5,000 square feet for retail. These facilities are in close proximity to our corporate headquarters. Rent expense, including insurance and taxes, amounted to approximately $648,000 for the year ended January 31, 2008. At the inception of the leases in 2004, the Audit Committee reviewed the terms of the two ten-year leases to ensure that they were reasonable and at, or below, market. This review included the evaluation of information from third party sources.

We are a party to an aircraft charter agreement with a third party that charters an aircraft from an entity owned by our CEO and COO. There is no minimum usage requirement, and the charter agreement can be terminated with 60 days notice. We paid this third party $1,058,000 for the year ended January 31, 2008. On an annual basis, the Audit Committee or Corporate Governance Committee reviews the terms of the current arrangement to ensure that it is at, or below market. This review includes the evaluation of information from third party sources.

We are a party to licensing agreements with Isaco International, Inc. (“Isaco”), pursuant to which Isaco was granted the exclusive license to use the Perry Ellis and John Henry brand names in the United States and Puerto Rico to market a line of men’s underwear, hosiery and loungewear. The principal shareholder of Isaco is the father-in-law of Oscar Feldenkreis, our COO. Royalty income earned from the Isaco license agreements amounted to $2.0 million for the year ended January 31, 2008. Our Corporate Governance or Audit Committee reviews renewals or extensions of the licensing agreement to ensure that they are consistent with the terms and conditions of our other license agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the close of business April 29, 2008, information with respect to the beneficial ownership of our common stock by (i) each person who is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of our Named Executive Officers (as defined in “Executive Compensation”), (iii) each of our directors, and (iv) all of our directors and executive officers as a group. We are not aware of any beneficial owner of more than 5% of our outstanding common stock other than as set forth in the following table.

Name and Address of Beneficial Owner (1)(2)	Number of Shares	% of Class Outstanding
George Feldenkreis (3)(18)	2,634,812	16.4%
Oscar Feldenkreis (4)(18)	2,015,894	12.7%
Joe Arriola (5)(18)	500	*
Ronald L. Buch (6)(18)	41,527	*
Gary Dix (7)(18)	46,127	*
Salomon Hanono (8)(18)	468,992	3.0%
Joseph P. Lacher (9)(18)	35,002	*
Leonard Miller (10)(18)	112,287	*
Linda Platzner (11)(18)	500	*
Joseph Natoli	—	*
Stephen Harriman (12)	12,000	*
Thomas D’Ambrosio (13)	3,750	*
Paul Rosengard (14)	16,500	*
All directors and executive officers as a group (15 persons) (15)	5,395,391	32.3%

Dimensional Fund Advisors LP (f/k/a Dimensional Fund Advisors, Inc.) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401 (16)	1,165,867	7.6%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105 (17)	1,243,120	8.1%

*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, Florida 33172.
(2)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed, that include shares of common stock that such persons have the right to acquire within 60 days from the record date.
(3)

Represents (a) 1,667,312 shares of common stock held directly by George Feldenkreis of which approximately 850,774 shares are pledged to Wachovia Bank, National Association and approximately 216,157 shares are pledged to Merrill Lynch as collateral for loans to Mr. Feldenkreis, (b) 667,500 shares of common stock issuable upon the exercise of stock options held by George Feldenkreis that are currently exercisable or are exercisable within 60 days of the record date, and (c) 300,000 shares of restricted common stock that have been granted, and vest on the 80th birthday of Mr. Feldenkreis provided he is still an employee on such date, and subject to our attainment of certain performance criteria. Mr. Feldenkreis does not have the power to sell, transfer, pledge or otherwise dispose of the restricted shares until the shares have vested.

(4)

Represents (a) 1,226,894 shares of common stock held by a limited partnership that Oscar Feldenkreis is the sole shareholder of the general partner and the sole limited partner, and which Oscar Feldenkreis has sole voting and dispositive power (approximately 287,000 of such shares are pledged to Gibraltar Bank and approximately 399,290 to Israel Discount Bank as collateral for loans to the limited partnership), (b) 46,500 shares of common stock held directly by Oscar Feldenkreis, (c) 442,500 shares of common stock issuable upon the exercise of stock options held by Oscar Feldenkreis that are currently exercisable or are exercisable within 60 days of the record date and (d) 300,000 shares of restricted common stock that have been granted, and vest on the 60th birthday of Mr. Feldenkreis provided he is still an employee on such date, and subject to the attainment of certain performance criteria. Mr. Feldenkreis does not have the power to sell, transfer, pledge or otherwise dispose of the restricted shares until the shares have vested.

(5)	Represents 500 shares owned by a revocable trust for which Mr. Arriola and his spouse are the trustees.
(6)	Represents (a) 18,025 shares of common stock held directly by Mr. Buch and (b) 23,502 shares of common stock issuable upon the exercise of stock options held by Mr. Buch that are currently exercisable or are exercisable within 60 days of the record date.
(7)	Represents (a) 2,250 shares held directly by Mr. Dix, (b) 1,125 held in an individual retirement account and (c) 42,752 shares of common stock issuable upon the exercise of stock options held by Mr. Dix that are currently exercisable or are exercisable within 60 days of the record date.
(8)	Represents (a) 53,502 shares of common stock issuable upon the exercise of stock options held by Mr. Hanono that are currently exercisable or are exercisable within 60 days of the record date, and (b) 415,490 shares of common stock held by a limited partnership of which Fanny Hanono, Mr. Hanono’s wife, is the sole shareholder of the general partner and the sole limited partner, and which she has sole voting and dispositive power.
(9)	Represents (a) 4,000 shares of common stock held directly by Mr. Lacher, (b) 7,500 shares of common stock held by Mr. Lacher’s spouse, and (c) 23,502 shares of common stock issuable upon the exercise of stock options held by Mr. Lacher that are currently exercisable or are exercisable within 60 days of the record date.
(10)	Represents (a) 42,000 shares held in an individual retirement account, (b) 16,785 shares held by The Estate of Carolyn Miller, of which Mr. Miller is a Co-Personal Representative, and (c) 53,502 shares of common stock issuable upon the exercise of stock options held by Mr. Miller that are currently exercisable or are exercisable within 60 days of the record date.
(11)	Represents 500 shares of common stock held by Ms. Platzner.
(12)	Represents (a) 4,500 shares of common stock issuable upon the exercise of stock options held by Mr. Harriman that are currently exercisable or are exercisable within 60 days of the record date, and (b) 7,500 shares of restricted common stock that have been granted to Mr. Harriman, consisting of 5,000 vested shares and 2,500 shares that vest on May 1, 2008.
(13)	Represents 3,750 shares of common stock issuable upon the exercise of stock options held by Mr. D’Ambrosio that are currently exercisable or are exercisable within 60 days of the record date.
(14)	Represents (a) 9,000 shares of restricted common stock owned directly by Mr. Rosengard, and (b) 7,500 shares of common stock issuable upon the exercise of stock options that are currently exercisable or are exercisable within 60 days of the record date. The shares of restricted stock vest and the restrictions lapse in equal annual installments over a period of three years commencing on August 1, 2007. Mr. Rosengard does not have the power to sell, transfer, pledge or otherwise dispose of the restricted shares until the shares have vested.
(15)	Includes 1,322,510 shares of common stock issuable upon the exercise of stock options that are currently exercisable or are exercisable within 60 days of the record date and 616,000 shares of restricted stock that have been granted.
(16)	Based solely on information contained in a Schedule 13G filed with the Commission for the period ended December 31, 2007. Dimensional Fund Advisors LP (formerly known as Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the company described in Schedule 13G that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the company held by the Funds. However, all securities reported in the Schedule 13D are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(17)	Based solely on information contained in a Schedule 13G filed with the Commission on January 23, 2008. Represents (a) 1,057,506 shares of common stock held by Barclays Global Investors, N.A., of which Barclays Global Investors, N.A. has sole voting power with respect to 1,011,248 shares and sole dispositive power with respect to 1,057,506 shares; and (b) 185,614 shares of common stock held by Barclays Global Fund Advisors. The shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.
(18)	Includes 500 shares of our common stock, that is the minimum number of shares directors are required to own to qualify as a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% percent of our common stock to file reports of beneficial ownership and changes in ownership of our common stock with the Commission. Such persons are required to furnish us with copies of all Section 16(a) forms they file.

Based on a review of our records or oral or written representations from certain reporting persons subject to Section 16(a), we believe that, with respect to fiscal 2008, all filing requirements applicable to our directors and officers who are subject to Section 16(a) were complied with except each of Mr. Natoli, Mr. D’Ambrosio, Mr. Harriman and Ms. Shade filed one late report with respect to one transaction or other reporting event each due to an administrative oversight.

DIRECTOR COMPENSATION

Directors’ compensation is established by the board of directors upon the recommendation of the Compensation Committee. In fiscal 2008, the Compensation Committee engaged an outside compensation consultant, Wyatt Watson, to review the competitiveness of our outside director compensation including market practices relating to director recruitment. The consultant collected market data from the latest proxy filings for peer companies and published surveys representative of industry market practices and reviewed competitive practices, prevalence and trends relating to annual cash compensation (retainers and meeting fees), equity-based compensation (stock options, full-value shares), and other notable practices (committee chair premiums, deferred compensation, share ownership guidelines). Based on Wyatt Watson’s recommendations, the board instituted a stock option award for new directors equal to $50,000 in option value, with three-year vesting (the “New Director Program”). Additionally, the board increased the Audit Committee Chair retainer to $10,000 to reflect the premium typically applied to the Audit Committee chair role effective fiscal 2009. The consultant also recommended changes in the mix of cash versus equity compensation to be offered to directors, which the board will consider implementing during fiscal 2009.

Compensation of Directors

Directors who are also our employees are not paid any fees or other remuneration for service on the board or any of its committees. During fiscal 2008, non-employee directors were compensated at a rate of $31,250 per year, payable in quarterly installments, and each committee chairperson received a $5,000 additional cash retainer per year. In addition, each director receives $2,000 for each board and/or committee meeting attended in person. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. Directors are also entitled to receive stock options under our equity compensation plans. The following table sets forth compensation earned by our directors during the fiscal year ended January 31, 2008.

Fiscal 2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Joe Arriola	59,000	—	—	*	59,000
Ronald L. Buch	49,250	—	—	*	49,250
Gary Dix	60,250	—	—	*	60,250
Salomon Hanono	47,250	—	—	*	47,250
Joseph P. Lacher	71,500	—	—	*	71,500
Leonard Miller	49,250	—	—	*	49,250
Joseph Natoli	8,861	—	215	*	9,076
Linda Platzner	47,250	—	—	*	47,250

*	Perquisites and other personal benefits provided to such director during fiscal 2008 had a total value of less than $10,000.

At January 31, 2008, the aggregate amount of stock options held by each non-employee director was as follows:

Name of Optionee	Number of Shares	Exercise Price ($)	Expiration Date
Joe Arriola	—	—	—

Ronald L. Buch	8,502 15,000	13.387 9.50	June 6, 2015 December 4, 2012

Gary Dix	8,502 15,000 11,250 8,000	13.387 9.50 3.459 5.873	June 6, 2015 December 4, 2012 January 3, 2011 April 22, 2009

Salomon Hanono	8,502 15,000 15,000 15,000	13.387 9.50 3.459 5.873	June 6, 2015 December 4, 2012 January 3, 2011 April 22, 2009

Joseph P. Lacher	8,502 15,000	13.387 9.50	June 6, 2015 December 4, 2012

Leonard Miller	8,502 15,000 15,000 15,000 7,500	13.387 9.50 3.459 5.873 10.50	June 6, 2015 December 4, 2012 January 3, 2011 April 22, 2009 May 7, 2008

Joseph Natoli	3,125	16.00	December 17, 2017

Linda Platzner	—	—	—

We did not grant any stock or other equity awards to our directors during fiscal 2008, except to Mr. Natoli under the New Director Program. Pursuant to the New Director Program, Mr. Natoli was granted options to acquire 3,125 shares of our common stock, which vest in three annual installments of 1,042 shares beginning on December 18, 2008, 1,042 on December 18, 2009 and 1,041 on December 18, 2010. In addition, we did not pay any non-equity incentive plan compensation to our non-employee directors during fiscal 2008. Finally, our directors are not eligible to participate in our pension plan and did not receive any deferred compensation earnings during fiscal 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

This compensation discussion and analysis provides an overview of our compensation objectives and policies.

The Compensation Committee acts on behalf of the board of directors to approve the compensation of our executive officers and provides oversight of our compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to our deferred compensation plans, management stock plans, and bonus plans covering executive officers and other senior management. In overseeing those plans, the Compensation Committee delegates authority for day-to-day administration to the head of the Human Resources Department and interpretation of the plan, including selection of participants, determination of award levels within plan parameters, and approval of award documents, where permitted, to our CEO, COO, and CFO except for awards to the CEO, COO and CFO, whose awards are determined by the Compensation Committee. The Compensation Committee considers recommendations from our CEO with respect to the compensation of other executive officers.

The Compensation Committee also reviews and approves on an annual basis corporate goals and objectives relevant to the compensation of our CEO and COO, evaluates the CEO and COO’s performance in light of those goals and objectives, and reports to the board the CEO and COO’s compensation levels based on this evaluation. In determining the long-term incentive component of the CEO and COO’s compensation, the Compensation Committee considers, among other things, our performance and relative shareholder return, the value of similar incentive awards to CEOs and COOs at comparable companies, and the compensation set forth in the CEO and COO’s employment agreement. The objectives of our compensation programs are to:

•	attract and retain highly qualified executive officers;

•	motivate our executive officers to accomplish strategic and financial objectives;

•	align our executive officers’ interests with those of our shareholders; and

•	favor performance-based compensation for named executive officers.

Our executive compensation programs are based on several factors. Compensation is based on the level of job responsibility, individual performance, and company performance. Compensation reflects the value of performance. Compensation also reflects differences in job responsibilities, geographic and marketplace considerations. Compensation of executives in similar positions at peer apparel companies is also considered in this evaluation, especially for a new executive.

The committee believes that the most effective executive compensation program is one that is designed to reward our achievement of specific annual, long-term and strategic goals, and aligns the interest of the executives with those of the shareholders by rewarding performance in accordance with established goals. The committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, we believe executive compensation packages provided by us to our executive officers, including the named executive officers, should include both cash compensation that rewards performance as measured against established goals and stock-based compensation.

During fiscal 2008, the Compensation Committee engaged the services of Watson Wyatt and Vedder Price (together, the “Compensation Consultants”), to review executive compensation at the Company and to recommend potential improvements regarding existing practices. The Compensation Committee requested that the Compensation Consultants review the competitiveness and effectiveness of the Company’s executive compensation and incentive practices. The Compensation Consultants reviewed overall compensation levels, peer group information and practices and trends in long-term incentives as well as a competitive compensation assessment. In reviewing and making recommendations regarding the design of compensation programs, the Compensation Consultants considered the Company’s compensation philosophy and the balance between company objectives, value to employees and program costs. The Compensation Consultants presented a full report to the Compensation Committee regarding its findings and recommendations. The Compensation Committee reviewed the information provided by the Compensation Consultants, and based upon recommendations of the Compensation Consultants, the committee enhanced certain compensation programs and is considering alternative compensation programs to further align executive incentives and company objectives while increasing shareholder value.

Except as otherwise noted, the description of the compensation programs provided herein applies to all of our named executive officers.

For the fiscal year ended January 31, 2008, the principal components of compensation for our executive officers were:

•	Base salary;

•	Performance-based non-equity incentive compensation;

•	Long-term equity incentive compensation; and

•	Perquisites and other personal benefits.

Base Salary

Base salary is the only guaranteed element of an executive officer’s annual cash compensation. In setting base salary we generally consider the range of competitive practices for positions at comparable apparel companies and our overall financial performance during the prior year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using several criteria.

The following elements may be utilized:

•	review of the executive’s compensation, both individually and in comparison with our other named executive officers;

•	review and comparison of peer group data of competitor apparel companies; and

•	assistance of third party compensation consultants.

In making base salary recommendations, the committee compares the salary against a peer group of publicly-traded apparel and apparel-related wholesale and retail companies. This peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies against which the Compensation Committee believes we compete for talent and for shareholders investment. Because of the variance in size among the companies comprising the peer group, other factors such as EBITDA, net income, share value and growth are used to adjust the compensation of the peer group companies to make it more relevant, for comparison purposes, to our compensation levels. In addition, the Compensation Committee used the services of the Compensation Consultants for third party compensation data.

Based on the analysis and recommendations of the Compensation Consultants, the Compensation Committee recommended and the board approved the amendment and restatement of employment agreements for the CEO and COO (as more fully described below). The base salary of the CEO and COO are based upon the terms of employment agreements as amended and restated in February 2008. In the establishment of the terms of these agreements, the Compensation Committee considered the responsibilities of each position, the responsibility of comparable positions at peer apparel companies and the recommendations provided by the Compensation Consultants including, among other things, their recommendations regarding our retention objectives.

Performance-Based Non-Equity Incentive Compensation Programs

2005 Management Incentive Compensation Plan

In 2005, we adopted the Management Incentive Compensation Plan that was approved at the 2005 Annual Meeting of Shareholders and was the successor plan to the 2000 Management Incentive Plan. The Management Incentive Compensation Plan gives the Compensation Committee the latitude to provide cash bonuses to promote high performance and achievement of corporate goals by key employees and to promote our success by providing performance-based cash incentives to our participating key employees. The selection of participants rests with the discretion of the Compensation Committee and includes all senior management employees. The Compensation Committee, in its discretion, establishes the performance period and sets the business criteria and business formulas that are used to determine what is paid to a participant for a performance period during the first 90 days of each new fiscal year. The Compensation Committee, in its discretion, may, but need not, establish different performance periods, different business criteria and different bonus formulas, with respect to one or more participants.

During fiscal 2008, the CEO and the COO participated under this plan. The selection of these two participants related to the magnitude of their responsibilities in comparison with the responsibilities of other executives and the relative total compensation for each of these two positions in comparison to similar positions in the apparel industry peer group reviewed by the Compensation Committee. In addition, under the terms of their respective employment agreements, we are required to provide annual bonuses that are tied to specific performance levels that the Compensation Committee establishes each year. For fiscal 2008, the plan performance goals for the CEO and COO were established to award a cash bonus in the range of 60% to 180% of base salary based on various ranges in our earnings per share for fiscal 2008. The Compensation Committee discussed the appropriate levels of the earnings per share target at length in an effort to select a target that would reward hard work, but was achievable. The CEO and COO earned a 60% cash bonus based on the achievement of the defined performance goals.

MIP Plan

The management bonus plan (known as the “MIP Plan”), is an annual cash incentive program established under the broad terms of the Management Incentive Compensation Plan to provide cash bonuses for those executive officers and other management employees who are not selected as participants under the Management Incentive Compensation Plan. There were approximately 225 participants in the MIP Plan for fiscal 2008. The MIP Plan provides guidelines for the calculation of annual non-equity incentive-based compensation, subject to Compensation Committee oversight and approval. The MIP Plan allows for all levels of management to receive a cash award equal to between 5% and 40% of their base salary, based on each manager’s level of responsibility, our overall financial performance, and the manager’s individual performance review. Under the MIP Plan, an overall bonus target amount is established for participants at the beginning of each fiscal year by the Compensation Committee, which ranges from 60% to 125% of the allocable bonus of all participants. Bonus payouts for the year are then determined based on our financial results for the fiscal year relative to the predetermined performance guidelines as well as each participant’s individual performance review. The CEO and COO do not participate in the MIP Plan.

The Compensation Committee chose the same earnings per share target for the MIP Plan as it chose for the Management Incentive Compensation Plan. The weighting of the value of the earnings per share requirement ranged from 50% to 75% of the cash bonus amount while the weighting of the performance evaluation ranged from 25% to 50%. A satisfactory individual performance appraisal was a condition to any payment of a cash bonus. The Compensation Committee also has the discretion to adjust an award payout upward or downward from the amount yielded by the formula based upon recommendations from the CEO or COO. The Compensation Committee approves the budget allocation for the MIP Plan each year based on our anticipated financial performance, the number of anticipated participants and the percentages of base salary for each participant. For fiscal 2008, the total payout under the MIP Plan was 60% of the bonus target amount, which was distributed among plan participants based on individual and company performance criteria.

The bonuses earned under the Management Incentive Compensation Program and the MIP Plan for fiscal 2008 to Named Executive Officers appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Long-Term Equity Incentive Compensation

The Long-Term Incentive Compensation Plan, which was approved by our shareholders at the 2005 Annual Meeting of Shareholders, allows the Compensation Committee to award stock options, restricted stock, stock appreciation rights, deferred stock, dividend equivalents and other types of equity awards to executive officers.

The Long-Term Incentive Compensation Plan encourages participants to focus on our long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in us. The plan allows us to attract, motivate, retain and reward high quality executives and other key employees, officers, directors, consultants and other persons who provide service to us, by enabling such persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between such persons and our shareholders. Equity awards and grants are awarded based on performance and to select newly hired management employees. By using a mix of stock options and restricted stock grants, we are able to compensate executives and other employees to join and remain with us, reward performance and motivate our executive officers. Many of these programs, however, deliver value only when the value of our stock increases.

Stock Options

Each stock option permits the holder to purchase one share of our common stock at the market price of our common share on the date of grant. The stock option grants usually vest over a three to five year period and are generally granted in increments of 1,000 to 10,000. The size of the award is determined by position, responsibilities and individual performance, subject to plan limits. Stock option awards are granted to a wider spectrum of management than restricted shares.

Stock option award levels are determined based on market data utilizing comparison with the apparel company peer group and, vary among participants based on their positions with us. For executive officers and employees other than the CEO and COO, awards are based on the recommendation of the Director of Human Resources and/or the CEO or COO. Options are awarded with an exercise price equal to the closing price of our common stock on the date of the grant, which grants are made on the third Tuesday of the respective month. The committee has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options that are priced on a date other than the grant date.

Restricted Stock Grants

The Long-Term Incentive Compensation Plan permits the grant of restricted stock awards. The restricted stock awards generally vest over a three to five year period and are fewer in number than stock option grants to reflect their greater value.

In fiscal 2008, we engaged the Compensation Consultants to assist us in the evaluation and potential redesign of our long-term incentive program including but not limited to evaluating the cash and equity components of compensation and the best use of stock option and restricted stock grants, and we are evaluating their conclusions.

Employment Agreements and Potential Payout upon Termination or Change in Control

The following section describes the terms of employment agreements between us and certain of our executive officers. This section also describes payments that would be made to certain of these executive officers as a result of (i) a termination of the executive’s service due to death or disability, (ii) the executive’s termination without “cause,” or (iii) the termination of the executive’s service if a “change in control” occurs either because we terminate the executive without “cause” or because the executive quits for “good reason.” In quantifying the amounts we would pay to each executive under each of these circumstances, we have assumed that the executive’s termination of service occurred on January 31, 2008, the last day of our fiscal year.

The potential termination payments described below do not include the following amounts that the executive would receive in all circumstances as otherwise noted (except as otherwise described for Mr. George Feldenkreis and Mr. Oscar Feldenkreis) where the executive ceased employment with us, which amounts are reflected in the Summary Compensation Table, as actually paid for services rendered in fiscal 2008:

•	Base salary earned during fiscal 2008 but not paid as of the last day of our fiscal year, and

•	Annual incentive compensation awards earned during fiscal 2008 but not paid as of the last day of our fiscal year.

We are a party to an amended and restated employment agreement with George Feldenkreis, our Chairman and CEO, which expires on January 31, 2013. The employment agreement provides for an annual salary of $1,000,000, subject to annual increases at the discretion of our board of directors. Mr. George Feldenkreis is also eligible to participate in our incentive compensation plans and/or arrangements applicable to senior-level executives with an annual threshold bonus opportunity equal to 60% of his base salary, a target bonus opportunity equal to 100% of his base salary and a maximum bonus opportunity equal to 180% of his base salary. In each case, he will receive bonuses based on satisfaction of performance criteria established by the Compensation Committee within the first three months of each fiscal year during the term of the agreement. The employment agreement also prohibits Mr. George Feldenkreis from directly or indirectly competing with us for two years after termination of his employment for any reason except for the termination of Mr. George Feldenkreis’ employment upon expiration of the term of the agreement or upon his death.

Upon termination of Mr. George Feldenkreis’ employment by reason of his death or disability (as defined in his employment agreement), Mr. George Feldenkreis or his estate will be entitled to receive, a lump sum amount equal to (a) his base salary earned but not paid prior to the date of termination within 15 days of termination, (b) all annual incentive compensation awards with respect to any year prior to the year in which his termination occurred which have been earned but not yet paid within 15 days of termination if the amount has been determined prior to the termination date or if not yet determined the day it would have been paid had the termination not occurred, (c) his pro rata target bonus within 15 days of termination, (d) all performance-based compensation payable in cash and based on a performance metric other than stock price, payable on a pro rata basis based on the portion of the performance period completed as of the date of termination assuming that all target goals had been achieved within 15 days of termination, (e) all premiums for health insurance for Mr. George Feldenkreis, his spouse and his dependents for as long as they are eligible for COBRA coverage under our heath plan, and (f) any other amounts earned under the employment agreement which have not yet been paid. In addition, all restricted stock, restricted stock units, performance shares, performance units, stock options, stock appreciation rights and all other equity-based long-term incentive compensation awards shall immediately vest as of the termination date and be paid or distributed, as the case may be, within 15 days of the termination date. Lastly, all stock options held by Mr. George Feldenkreis as of the date of his termination and that were granted prior to the effective date of the employment agreement shall remain exercisable until such times as they terminate in accordance with the terms of the applicable stock option agreements and all stock options held by Mr. George Feldenkreis as of the date of his termination and that were granted on or after the effective date of the employment agreement shall remain exercisable until the earlier of: (a) the stock option’s originally scheduled expiration date, or (b) the end of the one-year period immediately following the termination date.

Additionally, in the event the termination of Mr. George Feldenkreis’ employment agreement occurs without cause (as defined in his employment agreement) or for good reason (as defined in his employment agreement), he will be entitled to receive all of the amounts that would be due to him in the event of his death or disability, as described above except that (i) 100% of the annual incentive compensation bonus, which is based on the achievement of the performance goals as established under such arrangement, with respect to the year in which the termination date occurs, shall be payable when such annual incentive compensation bonuses are paid to our other senior executives; (ii) all restricted stock, restricted stock units, stock options, stock appreciation rights and all other equity-based long term incentive compensation awards shall immediately vest as of the termination date and be paid or distributed, as the case may be, within 15 days of the termination date, other than performance shares, performance units, and other performance-based equity awards which shall vest on the date that the performance goals established under such performance-based equity compensation arrangement are achieved; and (iii) all performance-based compensation payable in cash and based on a performance metric other than stock price shall be paid on a pro rata basis on the achievement of the performance goals established under such arrangement, payable when such performance-based compensation is paid to our other senior executives. Additionally, Mr. Feldenkreis shall receive a lump sum cash payment equal to 100% of the sum of (a) the greater of (i) his base salary at the time of termination or (ii) his base salary immediately prior to the reduction that gave rise to the termination for good reason and (b) the greater of (i) the target bonus in effect at the time of termination or (ii) the target bonus immediately prior to the reduction that gave rise to the termination for good reason, payable within 15 days of the termination.

Mr. George Feldenkreis’ agreement also provides for severance in the event he is terminated by us without cause within six months prior to or two years after a change in control, (as defined in his employment agreement), or if he quits for good reason during such period. In such case, he will be entitled to receive all of the amounts that would be due to him in the event of his death or disability, as described above, plus a lump sum cash payment equal to 300% of the sum of (a) the greater of (i) his base salary at the time of termination or (ii) his base salary immediately prior to any reduction that gave rise to the termination good reason and (b) the greater of (i) the target bonus in effect at the time of termination or (ii) the target bonus immediately prior to the reduction that gave rise to the termination for good reason, payable within 15 days of termination.

If during or after the expiration of his employment agreement, Mr. George Feldenkreis becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Parachute Excise Tax”), we have agreed with Mr. George Feldenkreis that if the aggregate of all parachute payments exceeds 300% of his base amount by $50,000 or more, then we will pay to Mr. George Feldenkreis a tax gross-up payment so that after payment by or on behalf of Mr. George Feldenkreis of all federal, state, and local excise, income, employment, Medicare and any other taxes (including any related penalties and interest) resulting from the payment of the parachute payments and the tax gross-up payments to Mr. George Feldenkreis by us, Mr. George Feldenkreis shall retain on an after-tax basis an amount equal to the amount that he would have received if he had not been subject to the Parachute Excise Tax.

If Mr. George Feldenkreis’ employment had terminated as a result of his death or disability as of the end of fiscal 2008, he would have been entitled to receive $22,148 representing premiums for health insurance for

Mr. George Feldenkreis, his spouse and his dependents for the period they would be eligible for COBRA coverage.

If Mr. George Feldenkreis’ employment had been terminated by us without cause or he had quit for good reason as of the end of fiscal 2008, he would have been entitled to receive all the amounts payable in the event of his death or disability described above ($22,148) plus $900,000 representing 100% of his base salary and $540,000 representing 60% of his target bonus, for a total of $1,462,148.

If Mr. George Feldenkreis’ employment had been terminated by us without cause within six months prior to or two years after a change in control or if he had quit for good reason during such time period, effective as of the end of fiscal 2008, he would have been entitled to receive all the amounts payable in the event of his death or disability as described above ($22,148) plus $2,700,000 million representing 300% of his base salary and $540,000 representing 60% of his target bonus, for a total of $3,262,148.

In addition, Mr. George Feldenkreis’ amended and restated employment agreement provides for the grant to Mr. Feldenkreis of up to 375,000 performance-based restricted shares of our common stock (if such shares are available for grant under our shareholder-approved equity compensation plans), which shall be tax deductible under Internal Revenue Code Section 162(m). Such shares generally vest 100% on Mr. Feldenkreis’ 80th birthday, provided that he is still our employee on such date, and we have met certain performance criteria.

The execution by Mr. George Feldenkreis of a waiver of claims and general release is a condition to receiving the termination benefits described above.

We are a party to an amended and restated employment agreement with Oscar Feldenkreis, our Vice Chairman, President and Chief Operating Officer, which expires on January 31, 2013. The employment agreement provides for an annual salary of $1,000,000 subject to an annual review and increase in our board of directors’ sole discretion. Oscar Feldenkreis’ employment agreement contains termination and other provisions substantially the same as those set forth in George Feldenkreis’ employment agreement except that Mr. Oscar Feldenkreis’ employment agreement provides for the payment of a lump sum cash payment equal to 200% of the sum of (a) the greater of (i) his base salary at the time of termination or (ii) his base salary immediately prior to the reduction that gave rise to the termination for good reason and (b) the greater of (i) the target bonus in effect at the time of termination or (ii) the target bonus immediately prior to the reduction that gave rise to the termination for good reason in the event he is terminated without cause (as defined in his employment agreement) or he quits for good reason (as defined in his employment agreement).

If Mr. Oscar Feldenkreis’ employment had terminated as a result of his death or disability as of the end of fiscal 2008, he would have been entitled to receive $22,148 representing premiums for health insurance for Mr. Oscar Feldenkreis, his spouse and his dependents for the period they would be eligible for COBRA coverage.

If Mr. Oscar Feldenkreis’ employment had been terminated by us without cause or he had quit for good reason as of the end of fiscal 2008, he would have been entitled to receive all the amounts payable in the event of his death or disability described above ($22,148) plus $1,800,000 representing 200% of his base salary and $540,000 representing 60% of his target bonus, for a total of $2,362,148.

If Mr. Oscar Feldenkreis’ employment had been terminated by us without cause within six months prior to or two years after a change in control or if he had quit for good reason during such time period, effective as of the end of fiscal 2008, he would have been entitled to receive all the amounts payable in the event of his death or disability as described above ($22,148) plus $2,700,000 million representing 300% of his base salary and $540,000 representing 60% of his target bonus, for a total of $3,262,148.

In addition, Mr. Oscar Feldenkreis’ amended and restated employment agreement provides for the grant to Mr. Oscar Feldenkreis of up to 375,000 performance-based restricted shares of our common stock (if such shares are available for grant under our shareholder-approved equity compensation plans), which shall be tax deductible under Internal Revenue Code Section 162(m). Such shares generally vest 100% on Mr. Oscar Feldenkreis’ 60th birthday, provided that the he is still our employee on such date, and we have met certain performance criteria.

The execution by Mr. Oscar Feldenkreis of a waiver of claims and general release is a condition to receiving the termination benefits described above.

We entered into an employment agreement dated August 1, 2007 with Paul Rosengard, our Group President, Perry Ellis and Premium Brands, for an indefinite term which can be terminated by us or Mr. Rosengard with 30 days prior notice. The employment agreement provides for an annual salary of $500,000, and provides that Mr. Rosengard will be eligible to participate in any bonus arrangement generally available to other senior management employees, according to the same terms and conditions applicable to other employees. Mr. Rosengard is eligible for up to a 40% target bonus under the MIP. If we terminate Mr. Rosengard’s employment without cause (as defined in his employment agreement), he is entitled to a severance payment equal to six months’ salary, less taxes and other applicable withholding amounts, plus a prorated portion of his MIP bonus in the event he is terminated after the end of the third quarter of the fiscal year. If we had terminated Mr. Rosengard without cause as of the end of fiscal 2008, he would have been entitled to receive a lump sum equal to $360,000, less taxes and other applicable withholding amounts.

If we terminate Mr. Rosengard’s employment without cause within twelve months following a change in control (as defined in his employment agreement), or Mr. Rosengard quits for good reason (as defined in his employment agreement) during that period, (i) any unvested restricted stock or options held by Mr. Rosengard will become fully vested and immediately exercisable and will remain exercisable until the earlier of 60 days has elapsed or the expiration date of such options, and (ii) Mr. Rosengard will be entitled to a severance payment equal to one year of his salary plus the amount of incentive compensation received by Mr. Rosengard in the fiscal year prior to the termination. If we had terminated Mr. Rosengard in connection with a change in control as set forth in the previous sentence or Mr. Rosengard had quit for good reason in connection with a change in control, as of the end of fiscal 2008, (i) a total of 7,500 options would have vested and restrictions with respect to 6,000 restricted shares would have lapsed and (ii) he would have been entitled to receive a lump sum payment equal to $500,000 plus $110,000.

In all events, Mr. Rosengard must execute a severance agreement and general release as a condition to receiving any termination benefits described above. Mr. Rosengard also may not enter into any employment or other agency relationship with certain of our competitors during his employment or for a period of six months following his separation, for any reason.

We are a party to an employment agreement effective May 1, 2006 with Stephen Harriman, our President, Bottoms Division, which expires April 30, 2009. The employment agreement provides for an annual salary of $475,000 until April 30, 2007, $525,000 thereafter until April 30, 2008, and $575,000 beginning May 1, 2008. Mr. Harriman is also eligible for an annual bonus based upon 40% of his base salary or greater. If we terminate Mr. Harriman’s employment without cause (as defined in his employment agreement), he is entitled to a severance payment equal to six months’ salary, less taxes and other applicable withholding amounts. If we had terminated Mr. Harriman without cause as of the end of fiscal 2008, he would have been entitled to receive a lump sum payment equal to $262,500, less taxes and other applicable withholding amounts. If we terminate Mr. Harriman’s employment without cause within twelve months following a change in control (as defined in his employment agreement), or Mr. Harriman quits for good reason (as defined in his employment agreement) during that period, (i) any unvested restricted stock or options held by Mr. Harriman will become fully vested and immediately exercisable and will remain exercisable until the earlier of 60 days have elapsed or the expiration date of such options, and (ii) Mr. Harriman will be entitled to a severance payment equal to one year of his base salary plus the pro rata amount of any incentive compensation that would have been payable to Mr. Harriman in the fiscal year. If we had terminated Mr. Harriman in connection with a change in control as set forth in the previous sentence or Mr. Harriman had quit for good reason in connection with a change in control, as of the end of fiscal 2008, (i) restrictions with respect to 2,500 restricted shares would have lapsed and (ii) he would have been entitled to receive a lump sum equal to $549,587 plus $168,000.

In all events, Mr. Harriman must execute a waiver of claims and general release as a condition to receiving any termination benefits described above. Mr. Harriman also may not enter into any employment or other agency relationship with certain of our competitors during his employment or for a period of nine months following his separation, for any reason.

Retirement Plans

Salant Retirement Plan

In connection with our acquisition of Perry Ellis Menswear, LLC, we maintain a retirement plan. The number of years of service and the eligible compensation were frozen effective December 31, 2003 and, therefore, no longer continue to accrue. We make contributions to the retirement plan only to fund its liabilities. Pension plan benefits are determined by adding 0.65% of an employee’s “Average Final Compensation” not in excess of 140% of the “Covered Compensation,” and 1.25% of an employee’s “Average Final Compensation” in excess of 140% of the “Covered Compensation,” if any, and multiplying this amount by the employee’s number of years of service, which cannot exceed 35. In general, “Average Final Compensation” means the average of an employee’s annual compensation for the five years prior to his or her retirement, or if the employee had not retired as of December 31, 2003, the average of an employee’s annual compensation for the five years ended December 31, 2003. In general, “Covered Compensation” means an employee’s salary and bonus, if any. For the retirement plan, the relevant compensation, net of severance pay, group term life insurance, moving expenses, car allowances, housing allowances and stock option gains, is annual compensation for those five years within the 15 consecutive years before the plan was frozen or the employee’s retirement, during which the employee achieved his or her highest annual compensation. None of our Named Executive Officers participate in this plan.

Savings Plan

We offer a tax-qualified 401(k) Plan to all U.S. based associates, including the Named Executive Officers, who are eligible to contribute the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis after 90 days of service to us. We match 50% of the first 6% of pay that is contributed to the 401(k) Plan. All employee contributions to the 401(k) Plan are fully vested upon contribution. All matching contributions to the plan vest in equal portions over a five-year period.

Non-Qualified Defined Contribution Plans

We do not offer any non-qualified deferred contribution and/or compensation plans.

Perquisites and Other Personal Benefits

We provide executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. We periodically review the levels of perquisites and other personal benefits provided to executive officers. Some of the perquisites offered are automobiles or automobile allowances, country club memberships for entertainment purposes and term life insurance commensurate with the level of responsibility of the executive.

Policy on Deductibility of Compensation Expense

Internal Revenue Service rules do not permit us to deduct certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation.

The Compensation Committee considers that its primary goal is to design compensation strategies that further the best interests of us and our shareholders. To the extent not inconsistent with that goal, the Compensation Committee attempts to use compensation policies and programs that preserve the tax deductibility of compensation expenses. For fiscal 2008, we met all the requirements to deduct all compensation.

Accounting for Stock-Based Compensation

Beginning on February 1, 2006, we began accounting for stock-based payments, including awards under our Long-Term Incentive Compensation Plan, in accordance with the requirements of Statement of Financial Accounting Standards No. 123(R) “Share Based Payment”. This means that the value of these awards was determined and shown as an expense for the applicable period in our fiscal 2008 financial statements.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

/s/ Joseph P. Lacher, Chairman

/s/ Joe Arriola

/s/ Ronald L. Buch

/s/ Leonard Miller

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the fiscal 2008 compensation earned by our principal executive officer, our principal financial officer and the three most highly compensated executive officers other than these two individuals, who were serving as such as of January 31, 2008 (each a “Named Executive Officer” and collectively, the “Named Executive Officers”):

Summary Compensation Table for Fiscal Year Ended January 31, 2008

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($) (1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
George Feldenkreis Chairman of the Board and Chief Executive Officer	2008 2007	900,000 900,000	— —		— —		— —		540,000 900,000	— —	200,855 172,868	(2) (2)	1,640,855 1,972,868

Oscar Feldenkreis Vice Chairman, President and Chief Operating Officer	2008 2007	900,000 900,000	— —		— —		— —		540,000 900,000	— —	79,255 54,812	(3) (3)	1,519,255 1,854,812

Thomas D’Ambrosio Interim Chief Financial Officer	2008	227,315	—		—		34,119	(4)	39,677	—	*		301,111

George Pita Former Chief Financial Officer	2008 2007	142,658 314,623	— 50,000	(5)	— —		— —		— 89,603	— —	* 11,685	(6)	142,658 465,911

Paul Rosengard Group President, Perry Ellis and Premium Brands	2008 2007	536,885 561,237	— —		47,600 47,600	(7) (7)	43,820 43,820	(8) (8)	110,000 68,400	— —	* *		738,305 721,057

Stephen Harriman President, Bottoms Division	2008 2007	549,587 454,779	— —		119,583 68,333	(9) (9)	— —		168,000 152,000	— —	16,612 *	(10)	853,782 675,112

*	Perquisites and other personal benefits provided to such named executive officer during fiscal 2008 had a total value of less than $10,000.
(1)	Amount represents bonuses pursuant to the 2005 Management Incentive Compensation Plan and the MIP Plan based on performance criteria established and achieved for fiscal 2008.
(2)	Consists of: (i) $8,075 and $12,984 in fiscal 2008 and 2007, respectively, for Mr. George Feldenkreis’ personal use of our automobile; (ii) $154,930 for each of fiscal 2008 and 2007, respectively, attributable to our payment of term life insurance premiums to which Mr. George Feldenkreis’ family is the beneficiary; (iii) $7,490 and $4,954 in fiscal 2008 and 2007, respectively, in our 401K matching contributions; (iv) $9,846 in fiscal 2008 for the imputed value of group life insurance benefits as to which Mr. George Feldenkreis’ family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service; and (v) $20,514 in fiscal 2008 attributable to our payment of health and long term disability benefits.
(3)	Consists of: (i) $22,379 and $23,796 in fiscal 2008 and 2007, respectively, for Mr. Oscar Feldenkreis’ personal use of our automobile; (ii) $33,973 and $26,080 for fiscal 2008 and 2007, respectively, attributable to our payment of term life insurance premiums to which Mr. Oscar Feldenkreis’ family is the beneficiary; (iii) $7,529 and $4,936 in fiscal 2008 and 2007, respectively, of our 401K match; (iv) $716 in fiscal 2008 for the imputed value of group life insurance benefits as to which Mr. Oscar Feldenkreis’ family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service; and (v) $14,658 in fiscal 2008 attributable to our payment of health and long term disability benefits.
(4)	In fiscal 2006, Mr. D’Ambrosio was granted options to acquire 15,000 shares of our common stock, which vest in equal annual installments of 3,750 shares beginning on January 18, 2006.
(5)	Mr. Pita was granted a special bonus on July 14, 2006.
(6)	Consists of: (i) country club membership fees of $6,060; and (ii) $5,625 in our 401K matching contributions.
(7)	In fiscal 2007, Mr. Rosengard was granted 12,000 shares of our restricted stock, which vest in equal annual installments of 3,000 shares beginning on August 1, 2006.
(8)	In fiscal 2007, Mr. Rosengard was granted options to acquire 15,000 shares of our common stock, which vest in equal annual installments of 3,750 shares beginning on August 1, 2006.

(9)	Mr. Harriman was granted 7,500 shares of our restricted stock, which vest in equal installments of 2,500 shares on each of January 1, 2007, May 1, 2007 and May 1, 2008.
(10)	For fiscal 2008, consists of: (i) $5,779 in our 401K matching contributions; (ii) $3,472 attributable to our payment of long term disability benefits; (iii) $7,080 for country club membership fees; and (iv) $281 for the imputed value of group life insurance benefits.

The following table provides information with respect to grants made to our Named Executive Officers under our compensation plans during fiscal 2008:

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
George Feldenkreis Chairman of the Board and Chief Executive Officer	—	—	—	—	—

Oscar Feldenkreis Vice Chairman, President and Chief Operating Officer	—	—	—	—	—

Thomas D’Ambrosio Interim Chief Financial Officer	—	—	—	—	—

George Pita, Former Chief Financial Officer	—	—	—	—	—

Paul Rosengard Group President, Perry Ellis and Premium Brands	—	—	—	—	—

Stephen Harriman President, Bottoms Division	—	—	—	—	—

We grant non-equity incentive plan awards to our CEO and COO on an annual basis. Because these are one year awards, the performance period ends and the awards are paid on an annual basis. Although these awards are paid after the conclusion of our fiscal year, in fiscal 2008, they were paid before the date of this Proxy Statement and are reflected in the Summary Compensation Table. In addition, none of our Named Executive Officers participated in our pension plan and none of our Named Executive Officers received any non-qualified deferred compensation earnings during fiscal 2008.

The following table provides information with respect to outstanding stock options and restricted stock held by the Named Executive Officers as of January 31, 2008:

Outstanding Equity Awards at Fiscal Year Ended January 31, 2008

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George Feldenkreis, Chairman of the Board and Chief Executive Officer	67,500 225,000 375,000 225,000	—		—	16.593 9.50 5.873 10.5	3/3/2014 12/4/2012 4/22/2009 5/7/2008	—		—	—	—

Oscar Feldenkreis, Vice Chairman, President And Chief Operating Officer	67,500 225,000 150,000 78,646	—		—	16.593 9.50 5.873 10.50	3/3/2014 12/4/2012 4/22/2009 5/7/2008	—		—	—	—

Thomas D’Ambrosio, Interim Chief Financial Officer	3,750	3,750	(2)	—	12.55	1/17/2016	—		—	—	—

George Pita, Former Chief Financial Officer	—	—		—	—	—	—		—	—	—

Paul Rosengard, Group President, Perry Ellis and Premium Brands	7,500	7,500	(3)	—	15.907	7/31/2015	6,000	(4)	105,300	—	—

Stephen Harriman, President, Bottoms Division	4,500	—		—	8.933	11/17/2012	2,500	(5)	43,875	—	—

(1)	Based on the closing sales prices for our common stock on the NASDAQ Global Select Market on January 31, 2008 in the amount of $17.55 per share.
(2)	The shares subject to the option vest and become exercisable in equal annual installments of 3,750 shares over a period of one year commencing on January 18, 2009.
(3)	The shares subject to the option vest and become exercisable in equal annual installments of 3,750 shares over a period of two years commencing on August 1, 2008.
(4)	The shares of restricted stock vest and the restrictions lapse in equal annual installments over a period of two years commencing on August 1, 2008.
(5)	The shares of restricted stock vest and the restrictions lapse on May 1, 2008.

The following table provides information on stock option exercises and vesting of restricted stock by the Named Executive Officers during fiscal 2008:

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George Feldenkreis	—		—	—	—

Oscar Feldenkreis	1,927 1,927	(1) (2)	35,592 35,726	—	—

Thomas D’Ambrosio	3,750	(3)	79,463	—	—

George Pita	3,700 3,800	(4) (5)	74,629 74,100	—	—

Paul Rosengard	—		—	3,000	87,270	(6)

Stephen Harriman	—		—	2,500	81,950	(7)

(1)	Based on the difference between the option exercise price of $10.50 and the closing sales prices for our common stock on the NASDAQ Global Select Market on September 21, 2007, which was the exercise date, in the amount of $28.97 per share.
(2)	Based on the difference between the option exercise price of $10.50 and the closing sales prices for our common stock on the NASDAQ Global Select Market on September 24, 2007, which was the exercise date, in the amount of $29.04 per share.
(3)	Based on the difference between the option exercise price of $12.55 and the closing sales prices for our common stock on the NASDAQ Global Select Market on April 2, 2007, which was the exercise date, in the amount of $33.74 per share.
(4)	Based on the difference between the option exercise price of $8.17 and the closing sales prices for our common stock on the NASDAQ Global Select Market on August 23, 2007, which was the exercise date, in the amount of $28.34 per share.
(5)	Based on the difference between the option exercise price of $8.17 and the closing sales prices for our common stock on the NASDAQ Global Select Market on September 13, 2007, which was the exercise date, in the amount of $27.67 per share.
(6)	Based on the closing sales price for our common stock on the NASDAQ Global Select Market on August 1, 2007, which was the date the grant vested, in the amount of $29.09 per share.
(7)	Based on the closing sales price for our common stock on the NASDAQ Global Select Market on May 1, 2007, which was the date the grant vested, in the amount of $32.78 per share.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.	The Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as may be amended or modified.

3.	The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Deloitte & Touche LLP their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2008, for filing with the Commission.

THE AUDIT COMMITTEE

/s/ Joseph P. Lacher, Chairman

/s/ Gary Dix

/s/ Joseph Natoli

/s/ Linda Platzner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Fees for audit services totaled approximately $1,606,000 in fiscal 2008 and approximately $1,644,000 in fiscal 2007, including fees associated with the annual audit of our financial and statutory statements, reviews of our quarterly financial statements and of our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, as well as services performed in connection with Sarbanes Oxley attestation, in fiscal 2008 and fiscal 2007.

Audit-Related Fees

We did not pay any fees for audit-related services in either fiscal 2008 or fiscal 2007.

Tax Fees

We did not pay any fees for tax-related services in either fiscal 2008 or 2007.

All Other Fees

We did not procure any other services from Deloitte & Touche LLP in either fiscal 2008 or fiscal 2007.

Our Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by our Audit Committee prior to the completion of the audit. Our Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

During fiscal 2008, our Audit Committee pre-approved all audit services performed by our independent registered public accounting firm and did not rely upon the de minimus exceptions described in Section 10A(i)(1)(B) of the Exchange Act.

PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

COMPANY’S 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

We originally adopted the 2005 Long-Term Incentive Compensation Plan (the “2005 Stock Incentive Plan”) on June 7, 2005. Currently the number of shares of our common stock authorized for issuance under the plan is 2,250,000 shares (which reflects an adjustment of the 3-2 stock split in December 2006). As of April 29, 2008, only 258,710 shares remain available for issuance under the 2005 Stock Incentive Plan (subject to increases from the forfeiture and termination of previously issued awards as discussed below).

On March 13, 2008, the board of directors unanimously adopted, subject to shareholder approval at the Annual Meeting, an amendment and restatement of the 2005 Stock Incentive Plan (as amended and restated, the “Amended and Restated Plan”) that increases the number of shares available for grants by an additional 2,250,000 shares to an aggregate of 4,750,000 shares of common stock. The board of directors believes it is advisable to have an additional 2,500,000 shares available for issuance in order to provide awards that are designed to attract and retain qualified directors, executive personnel and other key employees and consultants and to provide long-term incentive rewards to those selected individuals intended to align the interests of such individuals with those of our shareholders.

This proposal is being submitted to shareholders in order to ensure the Amended and Restated Plan’s compliance with the NASDAQ Global Select Market rules relating to shareholder approval of equity compensation plans, as well as to ensure the Amended and Restated Plan’s compliance with Section 162(m) of the Internal Revenue Code (“Code”) with respect to any performance-vested awards that may be granted under the plan.

The recommended amendments would (i) increase the aggregate number of shares of common stock available for grants under the Amended and Restated Plan from 2,225,000 to 4,750,000, (ii) increase the aggregate number of shares of our common stock that may be awarded to an individual participant in any fiscal year of the Company under awards of options or stock appreciation rights from 250,000 (pre-3-for-2 stock split) to 375,000, (iii) increase the aggregate number of shares of our common stock that may be awarded to an individual participant in any fiscal year of the Company under awards of restricted stock, restricted stock units, stock bonuses or other stock-based awards from 250,000 (pre-3-for-2 stock split) to 375,000, (iv) provide that shares tendered or withheld in payment of the exercise price of an award or in satisfaction of withholding taxes will not be added back to the share pool, and (v) make other clarifications and technical revisions designed primarily to improve administration and ensure compliance with recent changes in the law including Code Section 409A. Other than the amendments noted above, the Amended and Restated Plan generally contains the same features, terms and conditions as the current version of the 2005 Stock Incentive Plan. If our shareholders do not approve the Amended and Restated Plan, the 2005 Stock Incentive Plan will remain in effect.

Summary of the Amended and Restated Plan

The following is a general description of the terms and conditions of the Amended and Restated Plan and does not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Amended and Restated Plan, which is filed herewith as Annex A.

Purpose.    The purpose of the Amended and Restated Plan is to assist us, including our subsidiaries and other designated affiliates in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to us, by enabling such persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Shares Available for Awards; Annual Per-Person Limitations.    Under the Amended and Restated Plan, the total number of shares of common stock available for delivery pursuant to the grant of awards (“Awards”) shall be the sum of (i) 2,500,000, plus (ii) the number of shares of our common stock with respect to Awards previously granted under the Amended and Restated Plan (including the 2005 Stock Incentive Plan) that terminate without being exercised, expire, are forfeited or canceled, are exchanged for Awards that do not involve shares of common stock, or are settled in cash in lieu of shares. Any shares of our common stock that are subject to Awards of options or stock appreciation rights shall be counted against this limit as one (1) share of common stock for every one (1) share granted. Any shares of our common stock that are subject to Awards other than options or stock appreciation rights shall be counted against this limit as two (2) shares of our common stock for every one (1) share granted. Any shares of our common stock delivered under the Amended and Restated Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Amended and Restated Plan imposes individual limitations on the amount of certain Awards in part to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year of the Company during any part of which the Amended and Restated Plan is in effect, no Participant may be granted (i) options or stock appreciation rights with respect to more than 375,000 shares of our common stock, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 375,000 shares of our common stock, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any performance period is $5,000,000 multiplied by the number of full years in the performance period.

The Compensation Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of our common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility.    The persons eligible to receive Awards under the Amended and Restated Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of us for purposes of eligibility for participation in the Amended and Restated Plan. We presently have eight non-employee directors, seven executive officers and employee directors, and approximately 2000 other employees. We cannot determine the number of independent contractors and consultants eligible to receive grants. It is not possible to state the number of persons who will receive grants because the selection of participants rests within the discretion of the Committee.

Administration.    The Amended and Restated Plan is to be administered by the Compensation Committee or a committee designated by the board of directors consisting of not less than two directors, provided; however, that except as otherwise expressly provided in the Amended and Restated Plan, the Board may exercise any power or authority granted to the Compensation Committee under the Amended and Restated Plan. Subject to the terms of the Amended and Restated Plan, the Compensation Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), and the rules and regulations for the administration of the Amended and Restated Plan, construe and interpret the Amended and Restated Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Amended and Restated Plan.

Stock Options and Stock Appreciation Rights.    The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share of common stock subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, but will not be less than the fair market value of a share of our common stock on the date of grant. For purposes of the Amended and Restated Plan, the term “fair market value” means the fair market value of our common stock, Awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of our common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which our common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares of common stock, outstanding Awards or other property (including loans to participants) having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.

Restricted and Deferred Stock.    The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Compensation Committee. An Award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. Restricted stock, deferred stock, and other “full value” Awards under the Amended and Restated Plan reduce the number of shares of our common stock available for issuance under the Amended and Restated Plan by two shares of common stock for every full value Award under the Amended and Restated Plan.

Dividend Equivalents.    The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, Awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations.    The Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other Awards in lieu of our obligations to pay cash under the Amended and Restated Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards.    The Compensation Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The Compensation Committee or the Board determines the terms and conditions of such Awards.

Performance Awards.    The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The terms and conditions of any Performance Award granted under the Amended and Restated Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Compensation Committee and not inconsistent with the Amended and Restated Plan. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award; provided, however, that a performance period must be a minimum of 12 months and cannot be longer than five years. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of our common stock or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the CEO and each Named Executive Officer whose compensation is required to be reported by reason of being among the four highest compensated officers for the fiscal year (other than the CEO). If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee.

If and to the extent that the Compensation Committee determines that these provisions of the Amended and Restated Plan are to be applicable to any Award, one or more of the following business criteria for us, on a consolidated basis, or for our business or geographical units (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Compensation Committee in establishing performance goals for awards under the Amended and Restated Plan: (1) earnings per share; (2) revenues or margins; (3) royalties; (4) cash flow; (5) operating margin; (6) return on assets, net assets, investment, capital, operating revenue or equity; (7) economic value added; (8) direct contribution; (9) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (10) working capital or working capital management, including inventory turnover and days sales outstanding; (11) management of fixed costs or variable costs; (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (13) total shareholder return; (14) debt reduction; (15) market share; (16) entry into new markets, either geographically or by business unit; (17) customer retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and (19) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us. The Compensation Committee shall exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles. The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

Other Terms of Awards.    Awards may be settled in the form of cash, shares of common stock, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of our common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the Amended and Restated Plan. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Amended and Restated Plan generally may not be pledged or encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3. Awards under the Amended and Restated Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the Amended and Restated Plan, awards under our other plans, or other rights to payment from us and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control.    The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of us, as defined in the Amended and Restated Plan (including the cash settlement of stock appreciation rights, which may be exercisable in the event of a change in control). In addition, the Compensation Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination.    The board of directors may amend, alter, suspend, discontinue or terminate the Amended and Restated Plan or the Compensation Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or market on which shares of our common stock are then listed. Thus shareholder approval may not necessarily be required for every amendment to the Amended and Restated Plan which might increase the cost of the Amended and Restated Plan or alter the eligibility of persons to receive Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board of directors, the Amended and Restated Plan will terminate at the earliest of (a) such time as no shares of our common stock remain available for issuance under the Amended and Restated Plan, (b) termination of the Amended and Restated Plan by the board of directors, or (c) the tenth anniversary of the date the Amended and Restated Plan was approved by the board of directors. Awards outstanding upon expiration of the Amended and Restated Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The Amended and Restated Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a general summary of certain U.S. federal income tax consequences to U.S. participants with respect to Awards granted under the Amended and Restated Plan based on the law as currently in effect. This discussion applies to participants who are citizens or residents of the U.S. and a U.S. taxpayer.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the Amended and Restated Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee or an employee of a “related entity,” as defined in the Amended and Restated Plan, that income will be subject to the withholding of federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The Amended and Restated Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of common stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” in connection with the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Amended and Restated Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Amended and Restated Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We will be allowed a corresponding federal income tax deduction in an amount equal to the ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

We may grant Stock Appreciation Rights (“SARs”) separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the Amended and Restated Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the Awards to be granted under the Amended and Restated Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock. It is intended that any Award agreement that will govern Awards subject to Section 409A will comply with these rules.

Section 162 Limitations

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options will (and that other awards may be structured in a manner that may) qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million and that other performance-based awards under the Amended and Restated Plan may be structured so as not to be subject to that limitation. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options and other awards under the Amended and Restated Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

State and Local Income Taxes

In addition to U.S. federal income tax, participants may also be subject to U.S. state and local taxes with respect to Awards granted under the Amended and Restated Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, an independent registered public accounting firm, has served as our independent registered public accounting firm since 1993. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Vote Required for Approval

Shareholder approval is not required for the appointment of Deloitte & Touche LLP, since the Audit Committee is responsible for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the board of directors or the Audit Committee would take if shareholders do not approve the appointment. The Audit Committee intends to evaluate the audit services it currently receives and may reconsider the Audit Committee’s selection if the Audit Committee deems it to be in the best interest of the Company.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THIS PROPOSAL.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement or annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the General Counsel by phone at (305) 592-2830 or by mail to the General Counsel, 3000 N.W. 107th Avenue, Miami, Florida 33172.

Shareholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact the General Counsel by phone at (305) 592-2830 or by mail to the General Counsel, 3000 N.W. 107th Avenue, Miami, Florida 33172 to request multiple copies of the Proxy Statement in the future.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact the General Counsel by phone at (305) 592-2830 or by mail to the General Counsel, 3000 N.W. 107th Avenue, Miami, Florida 33172 to request that only a single copy of the Proxy Statement be mailed in the future.

OTHER BUSINESS

Our board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8(e) promulgated by the Commission, a shareholder intending to present a proposal to be included in our Proxy Statement for our 2009 Annual Meeting of Shareholders must deliver a proposal in writing to our principal executive offices no later than January 25, 2009.

Shareholder proposals intended to be presented at, but not included in our proxy materials for, that meeting must be received by us no later than April 10, 2009 at our principal executive offices; otherwise, the persons named as proxies in our form of proxy shall have discretionary authority to vote on such proposals.

By Order of the Board of Directors,

Fanny Hanono,

Secretary

Miami, Florida

May 8, 2008

Annex A

PERRY ELLIS INTERNATIONAL, INC.

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective as of June 12, 2008)

PERRY ELLIS INTERNATIONAL, INC.

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective as of June 12, 2008)

A-i

PERRY ELLIS INTERNATIONAL, INC.

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective as of June 12, 2008)

1. Purpose. The purpose of this PERRY ELLIS INTERNATIONAL, INC. 2005 LONG-TERM INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Perry Ellis International, Inc., a Florida corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. This Plan was initially adopted by the Board on March 24, 2005, and has been amended and restated to read as set forth herein effective as of the Effective Date.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which does not need to require the signature of the Company or the Participant.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, or any policies and procedures established from time to time by the Company or any Related Entity, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) any involvement by the Participant in fraud, misappropriation or embezzlement related to the business or property of the Company, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Independent members of the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) or entity who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in an Award Agreement, “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be the date on which the Plan is approved by the Compensation Committee of the Board.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on an approved leave of absence (including sick leave, military leave, or any other authorized personal leave) may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means as of any date that requires the determination of the Fair Market Value of a Share under this Plan or any Award Agreement, the value of a Share on such date of determination, calculated as follows:

(i) If the Shares are then listed or admitted to trading on the Nasdaq Global Select Market or other national securities exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price per Share on such date on the Nasdaq Global Select Market or principal securities exchange on which the Shares are then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Shares on the Nasdaq Global Select Market or such securities exchange on the next preceding day on which a closing sale price is reported;

(ii) If the Shares are not then listed or admitted to trading on the Nasdaq Global Select Market or another securities exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Shares in the over-the-counter market on such date; or

(iii) If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

For the avoidance of doubt, when approving or authorizing an Award, the Committee can provide for the grant of an Award at a future date and in such event the determination of Fair Market Value as required under this Plan shall be as of such date of grant.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any substantial duties or responsibilities inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, excluding for this purpose any action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than any failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Global Select Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Global Select Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who was an Eligible Person at the time of grant and has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured, provided that such period shall be in excess of twelve (12) months.

(gg) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Prior Plan” means the Perry Ellis International, Inc. 2002 Equity Compensation Plan, as amended and restated effective as of March 5, 2003.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo) “Shareholder Approval Date” means the date, on or after the Effective Date, on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of the Nasdaq Global Select Market or any national securities exchange on which any securities of the Company are listed for trading and other laws, regulations and obligations of the Company applicable to the Plan.

(pp) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or controls the board of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3.	Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those Directors who are Independent, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, in its sole discretion but subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The terms and conditions prescribed by the Committee in any Award Agreement may include, in the discretion of the Committee, provisions requiring that a Participant forfeit and/or repay to the Company all or any portion of the value of any Award in the event that the Participant violates any noncompetition, nonsolicitation, confidentiality or other agreement with the Company or any Related Entity. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. Notwithstanding anything herein to the contrary, the Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine to perform such functions, including administrative functions as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, attorneys, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares available for delivery under the Plan shall be the sum of (i) 2,500,000, plus (ii) the number of Shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, are exchanged for Awards that do not involve Shares, or are settled in cash in lieu of Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) Any Shares that are subject to an Award, or to an award under the Prior Plan that is outstanding on the Effective Date of the Plan, that terminates without being exercised, expires, is forfeited or canceled, is exchanged for an Award that does not involve Shares or is settled in cash in lieu of Shares, shall, to the extent of such termination, expiration, forfeiture, cancellation, or exchange for another Award or settlement in cash, again be available for Awards under the Plan, subject to Section 4(c)(v) below. With respect to Stock

Appreciation Rights, when a stock-settled Stock Appreciation Right is exercised, the Shares subject to the Award Agreement shall be counted against the number of Shares available for future Awards under the Plan, regardless of the number of Shares used to satisfy the Stock Appreciation Right upon exercise.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not be counted for purposes of determining the maximum number of Shares available for grant under the Plan. In the event that any option or award granted under the Prior Plan that is outstanding on the Effective Date of the Plan, is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not again be available for Awards under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Shares that again become available for grant pursuant to this Section 4(c) shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(v) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

5.     Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 375,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 375,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units for any Performance Period is $5,000,000 multiplied by the number of full years in the Performance Period. The limit in the foregoing sentence shall apply separately to each Performance Period, even though Performance Periods may overlap in time.

6.	Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter

(subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The terms and conditions of any Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan or that is prohibited by applicable law or securities exchange rule. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions. The terms and conditions of any Option granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure to the extent that it does not violate the prohibition on personal loans to executive officers and Directors imposed by the Sarbanes-Oxley Act of 2002), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants. Except under certain circumstances contemplated by Section 9 or as may be set forth in an Award Agreement with respect to the death or Disability of a Participant, Options shall not be exercisable before the expiration of one year from the date the Option is granted.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, which are set forth in an Award Agreement, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval. A Freestanding Stock Appreciation Right shall not be exercisable before the expiration of one year from the date of grant, except under certain circumstances contemplated by Section 9 or as may be set forth in an Award Agreement with respect to the death or Disability of a Participant.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement (recognizing that settlement in cash or property other than Shares may cause the Award to be treated as a liability and therefore subject to potentially unfavorable financial accounting treatment), method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms and conditions of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(v) Minimum Vesting Period. Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Restricted Stock Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. The terms and conditions of any Deferred Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. The terms and conditions of any Shares or Awards granted hereunder shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. The terms and conditions of any award of Dividend Equivalents under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The terms and conditions of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall be a minimum of 12 months and not more than 5 years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards granted under the Plan, which terms and conditions shall not be inconsistent with the Plan and shall be set forth in an Award Agreement. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity and cashless exercise programs, provided that such loans and cashless exercise programs are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or prohibiting personal loans to executive officers and Directors of the Company and certain Related Entities under any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Other Stock-Based Awards subject solely to future service requirements shall be subject to restrictions for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

7.	Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Global Select Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Global Select Market or a national securities exchange, then the rules of the Nasdaq Global Select Market. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

8.	Code Section 162(m) Provisions.

(a) Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) royalties; (4) cash flow; (5) operating margin; (6) return on assets, net assets, investment, capital, operating revenue or equity; (7) economic value added; (8) direct contribution; (9) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (10) working capital or working capital management, including inventory turnover and days sales outstanding; (11) management of fixed costs or variable costs; (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (13) total shareholder return; (14) debt reduction; (15) market share; (16) entry into new markets, either geographically or by business unit; (17) customer retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and (19) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period of a minimum of 12 months and not more than five years, as specified by the Committee. Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Performance Awards, or (ii) the date on which 25% of the days in the Performance Period have elapsed, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

(f) Shareholder Reapproval of Performance Criteria. If and to the extent required in order to qualify as “performance based compensation” under Code Section 162(m), the performance criteria set forth in paragraph (a) of this Section 8 and any other material terms of the performance goals used to measure Performance Awards subject to this Section 8, shall be disclosed to and reapproved by shareholders of the Company not later than the first meeting of shareholders of the Company that occurs in the fifth year following the year in which the Company’s shareholders previously approved the performance goals.

9.	Change in Control.

(a) Effect of “Change in Control.” Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award

Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

(b) Definition of “Change in Control”. Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.	General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is the surviving corporation, (b) the assumption or substitution for, as those terms are described in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair

Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written or electronic notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares (recognizing that if and to the extent that the Shares withheld exceed certain minimum statutory withholding requirements, such withholding may cause the Award to be treated as a liability subject to potential unfavorable financial accounting treatment) or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Nasdaq Global Select Market or any national securities exchange on which any securities of the Company are listed for trading, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. With respect to any Participant who is resident outside of the U.S., the Committee shall have the authority to adopt such modifications, procedures, Award Agreements and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to such Participants and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of the Nasdaq Global Select Market or any national securities exchange on which any securities of the Company are listed for trading, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

PERRY ELLIS INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS – JUNE 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PERRY ELLIS INTERNATIONAL, INC.

The undersigned hereby appoints George Feldenkreis and Oscar Feldenkreis, acting singly, as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock, $.01 par value per share, of Perry Ellis International, Inc., a Florida corporation (the “Company”), held of record by the undersigned on April 29, 2008 at the Annual Meeting of Shareholders to be held on June 12, 2008 or any adjournment or adjournments thereof.

PROPOSAL 1. ELECTION OF DIRECTORS OF THE COMPANY

A.	☐	FOR THE ONE NOMINEE LISTED BELOW TO SERVE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS Ronald L. Buch	☐	WITHHOLD AUTHORITY to vote for the nominee listed below
B.	☐	FOR THE ONE NOMINEE LISTED BELOW TO SERVE UNTIL THE 2011 ANNUAL MEETING OF SHAREHOLDERS Joseph Natoli	☐	WITHHOLD AUTHORITY to vote for the nominee listed below

(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space below.)

PROPOSAL 2.	AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2005 LONG-TERM INCENTIVE COMPENSATION PLAN
	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 3.	RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2009.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2 and 3.

Dated: , 2008

PLEASE SIGN HERE
Please date this proxy and sign your name exactly as it appears hereon.
Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.